UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011
Ladish Co., Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-34495	31-1145953

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5481 S. Packard Avenue, Cudahy, Wisconsin 53110

(Address of principal executive offices, including zip code)
(414) 747-2611

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
     On May 9, 2011, Allegheny Technologies Incorporated (“ATI”) and Ladish Co., Inc. (the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 16, 2010, by and among the Company, ATI, LPAD Co., a wholly owned subsidiary of ATI (“LPAD”), and PADL LLC, a wholly owned subsidiary of ATI (“PADL”).
     Pursuant to articles of merger filed with the Department of Financial Institutions of the State of Wisconsin, the merger of LPAD and the Company (the “Merger”) became effective at 11:01 a.m. Central Daylight Time on May 9, 2011 (the “Effective Time”). Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of common stock of the Company converted into the right to receive 0.4556 of a share of ATI common stock and $24.00 in cash.
     In connection with the Merger, the Company has requested that the NASDAQ Stock Market (“NASDAQ”) file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the delisting of the Company’s common stock from NASDAQ. In addition, the Company will file a certification and notice of termination on Form 15 to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will result in the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act being suspended. Trading of the Company’s common stock on NASDAQ will be suspended at the open of trading on May 10, 2011.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders
     As of the Effective Time, holders of the Company’s common stock immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than their right to receive the applicable merger consideration). The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant
     As a result of the Merger, a change of control of the Company occurred as of the Effective Time, and the Company then became a wholly owned subsidiary of ATI. The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, the directors of LPAD immediately prior to the Effective Time became the directors of the Company immediately after the Effective Time. Each of the principal executive officer, president and principal financial officer of the Company immediately prior to the Effective Time will continue to hold such position with PADL, which has been renamed ATI Ladish LLC. ATI has indicated that it expects that each of these persons and each of the other named executive officers of the Company will remain an employee of ATI upon completion of the transactions contemplated by the Merger Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders
     On May 6, 2011, the Company held a special meeting of shareholders to submit the following proposals to a vote of its shareholders: (i) to adopt the Merger Agreement and (ii) to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting. At the special meeting, the Company’s shareholders approved both proposals. A summary of the voting results for each proposal is set forth below:
1.	Proposal to Adopt the Merger Agreement

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
12,265,526	8,249	1,142	—
2.	Proposal to Approve the Adjournment of the Meeting, If Necessary, to Solicit Additional Proxies if There Are Insufficient Votes to Adopt the Merger Agreement at the Time of the Special Meeting

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
11,442,041	830,122	1,754	—
     On May 6, 2011, Ladish issued a press release announcing the voting results at the special meeting. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 16, 2010, by and among Allegheny Technologies Incorporated, LPAD Co., PADL LLC and Ladish Co., Inc. (incorporated by reference to Exhibit 2.1 to Ladish Co., Inc.’s Current Report on Form 8-K filed on November 17, 2010).

99.1	Press Release dated May 6, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 9, 2011

ATI LADISH LLC (as successor by merger to Ladish Co., Inc.)
By:	/s/Wayne E. Larsen
Wayne E. Larsen
Vice President